Exhibit 10.9

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

Document Number	Document Title
NNN EASTERN WISCONSIN MEDICAL PORTFOLIO, LLC
(Borrower)
in favor of
PNC BANK, NATIONAL ASSOCIATION
(Lender)

Dated:	December 21, 2007

Location:	Aurora Health Care Portfolio
900 East Division Street
Wautoma, WI 54982

N1750 Lily of the Valley Road
Greenville, WI 54942

2890 Lineville Road
Green Bay, WI 54313

1001 Service Road
Kiel, WI 53042

2600 Kiley Way
Plymouth, WI 53073

818 Forrest Lane
Waterford, WI 53185

Loan No.:	94-0954263
This instrument was drafted by:
Marla Bell
Polsinelli Shalton Flanigan Suelthaus PC
700 West 47th Street, Suite 1000
Kansas City, Missouri 64112
Recording Area
Name and Return Address
PNC BANK, NATIONAL ASSOCIATION
10851 Mastin, Suite 300
Overland Park, Kansas 66210
Attention: Closing Department
Parcel I, Sheboygan County – 59271820846 / 59271820847; Parcel II, Racine County – 51-191-04-19-36-013-013; Parcel III Outagamie County – 110 364200; Parcel IV, Manitowoc County, 051-500-001-017.00 / 051-500-001-018.00; Parcel V, Brown County – SU-1919; and Parcel VI, Waushara County – 291-03543-0600 / 291-3544-0511
Parcel Identification Number (PIN)

i

ii

     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (the “Security Instrument”) is made as of December 21, 2007, by NNN Eastern Wisconsin Medical Portfolio, LLC, a Delaware limited liability company (“Borrower”), having its principal place of business (or residing) at c/o Triple Net Properties, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, in favor of PNC Bank, National Association (“Lender”), having a mailing address at 10851 Mastin, Suite 300, Overland Park, Kansas 66210.
RECITALS:
     To secure the payment of an indebtedness, including any future advances or obligations, obligatory or optional, up to the principal sum of Thirty Two Million Three Hundred Thousand and No/100 Dollars ($32,300,000.00), having a maturity date of the first day of January, 2018, lawful money of the United States of America, which amount has been or will, in the future, be advanced to or for the benefit of Borrower, to be repaid with interest according to a certain contemporaneously executed Promissory Note made by Borrower to the order of Lender (said Promissory Note, together with all extensions, renewals or modifications thereof, is referred to as the “Note,” and said indebtedness, interest and all other sums due hereunder, and under the Note and the Other Security Documents (hereinafter defined), including applicable attorney fees and costs, is collectively referred to as the “Debt”), Borrower hereby irrevocably mortgages and warrants, gives, grants, bargains, sells, alienates, conveys, confirms, pledges, assigns, grants a security interest in, and hypothecates to Lender, its successors and assigns, with the right to entry and possession, all of its estate, right, title and interest in, to, and under any and all of the following described property (collectively the “Mortgaged Property”), whether now owned or held or hereafter acquired:
     (a) The real property described in Exhibit A attached hereto (the “Premises”) and the buildings, structures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the “Improvements”);
     (b) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto; and
     (c) all other assets of Borrower, of every kind and nature, now existing and hereafter acquired and arising and wherever located, related to the ownership or operation of the Premises, including without limitation, accounts, deposit or reserve accounts, commercial tort claims, letter of credit rights, chattel paper (including electronic chattel paper), documents, instruments, investment property, general intangibles (including payment intangibles), software, goods, inventory, equipment, furniture and fixtures, all supporting obligations of the foregoing, and all cash and noncash proceeds and products (including without limitation insurance proceeds) of the foregoing, and all additions and accessions thereto, substitutions therefor and replacements thereof, and including, without limitation, the following;
          (1) all machinery, equipment, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), building equipment, materials and supplies, and other property of every kind and nature, whether tangible or intangible, owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively called the “Equipment”), including the proceeds of any sale or transfer of the foregoing, and, without limiting the generality of the foregoing, if any such Equipment is subject to any prior security interest or prior security agreement (as such terms are defined in the Uniform Commercial Code, as adopted and enacted in the state or states in which any of the Mortgaged Property is located), then the Mortgaged Property shall include all of the right, title and interest of Borrower in and to any such Equipment, together with all deposits and payments now or hereafter made by Borrower with respect to such Equipment;
          (2) all awards, payments or compensation, including interest thereon, heretofore or hereafter made with respect to the Mortgaged Property for any injury or decrease in the value of the Mortgaged Property related to any exercise of the right of eminent domain or condemnation (including without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights or for a change of grade);
          (3) all leases, reciprocal easement agreements, and other agreements and arrangements affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or at the Premises and the Improvements heretofore or hereafter entered into (the “Leases”), all income, rents (including, without limitation, all percentage rents), issues, profits and revenues (including all oil and gas or other mineral royalties and bonuses) from the Mortgaged Property (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;
          (4) all proceeds of, and any unearned premiums on, any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property, and all tax and utility refunds or rebates relating to the ownership of the Mortgaged Property irrespective of the time period to which such rebates or refunds relate;
          (5) the right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Lender in the Mortgaged Property; and
          (6) all other property or collateral of any nature whatsoever, now or hereafter given as additional security for the payment of the Debt, including without limitation, property management agreements now or hereafter entered into with any person or entity providing management services to the Mortgaged Property, service contracts, common area agreements, licenses, permits, construction warranties and other contracts, agreements and instruments relating to the Mortgaged Property (including, without limitation, agreements pursuant to which Borrower acquired any of the Mortgaged Property, and including any security or indemnities given in connection therewith), security deposits, royalties, refunds, expense reimbursements, reserve or escrow deposits or accounts related to the Mortgaged Property or any Lease and all documents relating to each of the foregoing.
     TO HAVE AND TO HOLD the Mortgaged Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever to secure the payment to Lender of the Debt at the time and in the manner provided for its payment in the Note, in this Security Instrument or in the Other Security Documents;
     PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall pay to Lender the Debt at the time and in the manner provided in the Note, in this Security Instrument or in the Other Security Documents, and shall abide by and comply with each and every covenant and condition set forth herein and in the Note in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void, and Lender shall execute and deliver to Borrower a satisfaction or discharge of this Security Instrument, in recordable form.
     Borrower hereby represents and warrants to and covenants and agrees with Lender as follows:
     1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Borrower will pay the Debt at the time and in the manner provided in the Note, this Security Instrument and the Other Security Documents. All the covenants, conditions and agreements contained in: (a) the Note; and (b) all and any documents (other than the Note or this Security Instrument) (collectively the “Other Security Documents”) now or hereafter executed by Borrower and/or others in favor of Lender, which wholly or partially secure or guaranty payment of the Note, provide for any indemnity in favor of or payment to Lender related to the Debt, the Note or the Mortgaged Property, provide for any escrow/holdback arrangements or for any actions to be completed by Borrower subsequent to the date hereof, or are otherwise related to the loan secured by this Security Instrument (the “Loan”), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. Notwithstanding anything herein to the contrary, neither this Security Instrument nor any of the Other Security Documents shall secure the payment of any Environmental Losses (as defined in that certain Environmental Indemnity Agreement executed in favor of Lender contemporaneously herewith).
     2. Warranty of Title. Borrower warrants that Borrower has good title to the Mortgaged Property and has the right to mortgage, give, grant a security interest in, bargain, sell, alienate, convey, confirm, pledge, assign and hypothecate the same and that Borrower possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy in favor of Lender insuring the lien of this Security Instrument, none of which will materially and adversely affect the ability of Borrower to pay in full the Debt, the use of the Mortgaged Property for the use currently being made thereof, the operation of the Mortgaged Property, or the value of the Mortgaged Property. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Security Instrument to Lender against the claims of all persons whomsoever.
     3. Insurance Requirements.
     (a) Borrower, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Security Instrument for the mutual benefit of Borrower and Lender against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy providing “special” form coverage including, but not limited to, fire, lightning, explosion, windstorm or hail, smoke, aircraft or vehicles, riot or civic commotion, terrorism, vandalism, malicious mischief, burglary, theft, sprinkler leakage, sinkhole collapse, volcanic action, falling objects, weight of snow, ice or sleet or water damage, and to the extent required by Lender, earthquake or any other risks insured against by persons operating like properties in the locality of the Mortgaged Property. Such insurance shall be in an amount not less than the lesser of (i) the then full replacement cost of the Mortgaged Property, without deduction for physical depreciation, or (ii) the outstanding principal balance of the Debt; but in any event an amount sufficient to ensure that the insurer issuing said policies would not deem Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance, shall contain the “Replacement Cost Endorsement” with a waiver of depreciation, and, if required by Lender, shall contain “Ordinance and Law” coverage.
     (b) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain during the entire term of this Security Instrument the following policies of insurance:

     (i) Flood insurance (meeting the current requirement of the Federal Insurance Administration) if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the Flood Disaster Protection Act of 1973 (and any successor act thereto) in an amount at least equal to the lesser of (A) the outstanding principal balance of the Debt; (B) the maximum amount of coverage available to Borrower under the National Flood Insurance Program; or (C) the then full replacement cost of the Mortgaged Property, without deduction for physical depreciation.
     (ii) General liability insurance on an “occurrence basis,” in the amount of at least $1,000,000.00 per occurrence, $2,000,000.00 general aggregate against claims for bodily injury or property damage occurring on, in or about the Mortgaged Property.
     (iii) Business Income and/or Rental Value insurance in an amount equal to the sum of: (A) the total anticipated rental income (including percentage rents) payable by all tenants under Leases (whether or not such Leases are terminable in the event of a fire or casualty); (B) the total amount of all Taxes (hereinafter defined), Other Charges (hereinafter defined) or similar charges which a tenant is obligated to pay on Borrower’s behalf; and (C) an amount equal to the fair rental value of any portion of the Mortgaged Property occupied by Borrower; for a period of at least twelve (12) months after the date of the fire or other casualty in question. The amount of such insurance shall be increased from time to time during the term of this Security Instrument as and when Lender requires, to reflect all rent, additional rent, increased rent and increased additional rent payable by all new or renewal tenants, and all increased profits or other income from the Mortgaged Property. No exclusions shall be allowed for any risks specifically enumerated in subsection (a) above.
     (iv) Boiler and Machinery Insurance if any steam boiler, air conditioning equipment, high pressure piping, machinery and equipment pressure vessels or similar apparatus now exists or is hereafter installed in the Improvements (excepting any such apparatus located within and serving individual residential units of the Improvements, if any).
     (v) Such other insurance as may from time to time be required by Lender in order to protect its interests.
     (c) All policies of insurance (individually, a “Policy,” and collectively the “Policies”) required pursuant to this Security Instrument: (i) shall be issued by an insurer satisfactory to Lender, in its sole discretion; (ii) shall contain a mortgagee non-contribution clause satisfactory to Lender, in its sole discretion, naming Lender as the person to which all payments made by such insurance company shall be paid; (iii) shall be maintained throughout the term of this Security Instrument without cost to Lender; (iv) shall be assigned and delivered to Lender; (v) shall contain such provisions as Lender deems necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, termination or cancellation of the applicable Policy; and (vi) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable. Not later than thirty (30) days prior to the expiration date of each of the Policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each expiring Policy.
     (d) If insurance for earthquake or special hazards is obtained by Borrower in its sole discretion and without requirement of Lender, then Borrower, when obtaining such insurance coverage,

shall meet the insurance requirements hereof except as to matters requiring Lender’s further approval, and such insurance coverage: (i) shall be within the meaning of a “Policy” or “Policies”; and (ii) shall be for the benefit of Lender and all proceeds thereof constitute additional security for the Debt, and Lender shall have all rights with respect to and be entitled to receive all proceeds in the same manner it would receive any Insurance Proceeds (hereinafter defined) in the event the Mortgaged Property is damaged or destroyed by a Casualty (hereinafter defined) or by any risk or loss insured against.
     (e) Any failure by Lender to insist on full compliance with all of the above insurance requirements at closing does not constitute a waiver of Lender’s right to subsequently require full compliance with these requirements.
     4. Casualty Loss.
     (a) If the Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice thereof to Lender. Borrower hereby authorizes and empowers Lender to settle, adjust or compromise any claims for any insurance proceeds arising from any Casualty (the “Insurance Proceeds”), to receive such Insurance Proceeds and to retain and apply such Insurance Proceeds as set forth herein. If no Event of Default (hereinafter defined), or event which with the giving of notice or passage of time, or both, would give rise to an Event of Default, has occurred as of the date of the Casualty or as of the date any Insurance Proceeds are to be paid or disbursed to Borrower, then:
     (i) If the aggregate amount of any Insurance Proceeds resulting from a Casualty is equal to $25,000.00 or less, such Insurance Proceeds shall be paid directly to Borrower and shall be applied by Borrower to the prompt repair and replacement of the Mortgaged Property;
     (ii) If the aggregate amount of any Insurance Proceeds resulting from a Casualty (or series of related Casualties) exceeds $25,000.00 and the value of the Mortgaged Property immediately following such Casualty remains greater than fifty percent (50%) of its value immediately prior to such Casualty, then all Insurance Proceeds from such Casualty shall be paid to Lender; provided, however, that so long as no Event of Default exists and subject to the requirements set forth herein, Lender shall disburse such amounts of the Insurance Proceeds (after deduction for Lender’s costs and expenses of collection) as Lender reasonably deems necessary for the repair or replacement of the Mortgaged Property, with any balance remaining after such disbursement being applied by Lender to the Debt in such priority and proportions as Lender deems proper;
     (iii) If the value of the Mortgaged Property immediately following any Casualty (or series of related Casualties) does not exceed fifty percent (50%) of its value immediately prior to such Casualties, then all Insurance Proceeds from such Casualties shall be paid directly to Lender and Lender, at its discretion may declare the entire Debt to be immediately due and payable and apply all such Insurance Proceeds, after deduction for Lender’s costs and expenses of collection, to the Debt in such priority and proportions as Lender deems proper. In the event Lender does not declare the entire Debt to be immediately due and payable, Borrower shall promptly repair, replace or rebuild any part of the Mortgaged Property destroyed by such Casualty. In such event, subject to the requirements set forth herein, Lender shall disburse such amounts of the Insurance Proceeds as Lender reasonably deems necessary for the repair or replacement of the Mortgaged Property, with any balance remaining after such disbursement being applied by Lender to the Debt in such priority and proportions as Lender deems proper; and

     (iv) If no Event of Default (as hereinafter defined) has occurred, and no event has occurred that with notice and/or the passage of time, or both, would constitute an Event of Default, then no Prepayment Consideration (as defined in the Note) will be then due with respect to any application of Insurance Proceeds to the Debt pursuant to subclauses (ii) or (iii) above, or with respect to any required prepayment of the entire Debt pursuant to Lender’s election to declare the entire Debt to be immediately due and payable pursuant to subclause (iii) above. An Event of Default which existed but which was completely cured prior to the date of Casualty shall not in itself give rise to any Prepayment Consideration under this subsection.
     (b) All disbursements of any portion of any Insurance Proceeds held by Lender shall be subject to all terms and conditions deemed necessary by Lender, including: (i) Lender’s receipt of satisfactory requests for disbursements, paid bills and lien waivers, architect certificates or other certificates, and certificates or endorsements from title insurance companies; (ii) Borrower’s deposit with Lender of any additional funds necessary to supplement the Insurance Proceeds, so as to cover, in advance, the entire cost of the necessary repairs or replacements to the Mortgaged Property as established by the certificate of an architect or engineer (employed by Lender at Borrower’s expense); (iii) such architect’s or engineer’s determination that such repairs or replacements may be effected within a period of six (6) months or less; (iv) Borrower’s prompt and diligent completion of such repairs or replacements in accordance with plans and specifications submitted to and approved by Lender; and (v) Lender’s inspection, at Borrower’s cost and expense, of the repairs or replacements to the Mortgaged Property to verify that such repairs or replacements have been completed in a good and workmanlike manner and are otherwise acceptable to Lender. Lender, whether in possession of the Premises or not, shall not have any obligation to advance or make funds other than the Insurance Proceeds available for the repair or replacement of the Mortgaged Property.
     5. Payment of Taxes and Other Charges.
     (a) Borrower shall pay or cause to be paid and discharged all taxes, assessments, water rates and sewer rents now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (collectively the “Taxes”), and all ground rents, utility charges, maintenance charges, other governmental impositions, and all other liens or charges whatsoever which may be or become a lien or charge against the Mortgaged Property (including without limitation, mechanics and materialmen’s liens, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises), now or hereafter related to, or levied, assessed or imposed against, the Mortgaged Property or any part thereof (collectively the “Other Charges”) as the same become due and payable. Borrower will deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes and Other Charges have been paid prior to the same becoming delinquent.
     (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes or Other Charges, provided that: (i) no Event of Default has occurred and shall be continuing; (ii) Borrower is permitted to do so under the provisions of any mortgage, deed of trust, ground lease, or other instrument which creates a superior or junior lien to this Security Instrument (it being understood that no such superior or junior liens will be permitted unless specifically allowed, in writing, by Lender); (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iv) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall have set aside adequate reserves (which Lender may at its option require to be placed in escrow with Lender) for the payment of the Taxes or Other Charges, together with all interest and penalties; and (vi) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.
     6. Escrowed Funds. Borrower shall, at the option of Lender or its designee, pay to Lender or its designee on the first day of each calendar month one-twelfth of an amount which would be sufficient to pay all Insurance Premiums, Taxes and Other Charges payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months. (The aggregate of said amounts so held by Lender is hereinafter called the “Escrowed Funds”). Borrower hereby pledges to Lender any and all Escrowed Funds now or hereafter held by Lender as additional security for the payment of the Debt. Lender will apply the Escrowed Funds to payments of Taxes, Other Charges and Insurance Premiums required to be made by Borrower pursuant hereto. If the amount of the Escrowed Funds held by Lender shall exceed the amounts required for the payment of the Taxes, Other Charges and Insurance Premiums described above, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrowed Funds. If, at any time, the Escrowed Funds are not sufficient to pay the Taxes, Other Charges and Insurance Premiums described above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Lender may apply any Escrowed Funds held by it to the payment of the following items in any order in its sole discretion:
(a)	Taxes and Other Charges;

(b)	Insurance Premiums;

(c)	Interest on the unpaid principal balance of the Note;

(d)	Amortization of the unpaid principal balance of the Note; and

(e)	All other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument and any applicable Prepayment Consideration.
     Until expended or applied as above provided, the Escrowed Funds shall constitute additional security for the Debt. The Escrowed Funds shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrowed Funds shall be payable to Borrower.
     To the extent Borrower timely deposits all required Escrowed Funds with Lender, Borrower shall be relieved of any further obligation to directly pay, or to deliver to Lender any evidence of the payment of (prior to their expiration or delinquency), any Insurance Premiums, Taxes or Other Charges.
     7. Condemnation. Borrower shall promptly give Lender written notice of the actual or threatened commencement of any exercise of a right of condemnation or eminent domain affecting all or any part of the Mortgaged Property (each such event being hereinafter referred to as a “Condemnation”), and shall deliver to Lender copies of any and all papers served in connection with any such Condemnation. Notwithstanding any taking (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking) of all or any part of the Mortgaged Property through a Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, this Security Instrument and the Other Security Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender (after deducting any expenses of collection, including reasonable attorney’s fees) to the Debt. Lender shall not be limited to the rate of interest paid on any such award or payment from a Condemnation but shall be entitled to receive out of such award or payment interest at the rate then applicable under the Note. Borrower shall cause any award or payment payable to Borrower in any Condemnation to be paid directly to Lender. Lender shall apply, at Lender’s discretion, any such award or payment (after deducting any expenses of collection, including reasonable attorney’s fees) to (a) the reduction or discharge of the Debt (whether or not then due and payable) or (b) the restoration, repair, replacement, or rebuilding of the portion of the Mortgaged Property remaining after the Condemnation. No Prepayment Consideration shall be payable solely in connection with such application; provided, however, that notwithstanding the foregoing, if an Event of Default is existing as of the date of the Condemnation, or an event has occurred as of the date of the Condemnation that with notice and/or the passage of time, or both, would constitute an Event of Default hereunder, then any Condemnation awards or proceeds applied to the Debt pursuant to this section shall be subject to the Prepayment Consideration computed in accordance with the terms of the Note. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of any such award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment in an amount sufficient to fully satisfy the Debt.
     8. Leases and Rents. Borrower does hereby absolutely and unconditionally assign to Lender all current and future Leases and Rents, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. The terms and conditions of this assignment shall be governed by the Assignment of Leases and Rents (the “Assignment of Leases”) executed by Borrower in favor of Lender contemporaneously with this Security Instrument. Except as permitted pursuant to the Assignment of Leases, Borrower shall not enter into any future Leases of all or any part of the Mortgaged Property.
     9. Maintenance, Use and Management of Mortgaged Property.
     (a) Borrower shall maintain the Mortgaged Property in good condition and repair and in such a manner as to allow the Mortgaged Property to remain consistently competitive in its market. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Lender, not to be unreasonably withheld. Borrower shall promptly repair, replace or rebuild any part of the Mortgaged Property which may become damaged, worn or dilapidated, and shall also complete and pay for any structure at any time in the process of construction or repair on the Premises. Borrower shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof, except that Borrower shall be permitted to contest any change or proposed change thereto under the same terms and conditions as permitted in paragraph 5(b), above.
     (b) Without limiting any rights Lender or its selected representatives may possess hereunder, under the Note or under any Other Security Document to inspect the Mortgaged Property, Lender shall have the right to conduct physical inspections of the Mortgaged Property to ensure Borrower is appropriately maintaining the Mortgaged Property. Following any such inspection, should Lender determine that the Mortgaged Property has not been maintained as required herein, Lender shall have the right to demand that Borrower complete corrective measures within a ninety (90) day period of time. Failure of Borrower to complete such corrective measures within such period shall constitute an immediate Event of Default and shall entitle Lender to exercise all remedies available to it, including, without limitation, performing Borrower’s obligations hereunder.
     (c) Borrower shall use and continuously operate and permit the use and continuous operation of the Premises and the Improvements as provided for in Borrower’s original loan application to Lender.
     (d) Unless Lender otherwise consents in writing, Borrower shall not initiate, join in, acquiesce in or consent to: (i) the removal or resignation of the property manager for the Mortgaged Property; or (ii) if such property manager is an entity affiliated with Borrower, the transfer of ownership, management or control of such property manager to a person or entity other than Borrower, its managing member, general partner or similar controlling entity in Borrower.

     (e) Unless Lender otherwise consents in writing, Borrower shall not initiate, join in, acquiesce in or consent to: (i) any change, modification or alteration of the existing access to the Mortgaged Property; (ii) any change in any private restrictive covenant, replat, easement, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Lender.
     10. Sale of Mortgaged Property or Change in Borrower.
     (a) Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower in agreeing to make the Loan secured hereby, and that Lender has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Mortgaged Property.
     (b) Borrower may not Transfer (hereinafter defined) the Mortgaged Property, nor allow any Change in Ownership (hereinafter defined), unless all of the following conditions shall have been satisfied: (i) Lender has received Borrower’s written request for a Transfer, or for a Change in Ownership (or any other request resulting in a new obligor under the Loan) and Lender shall have expressly approved, in its sole discretion, such request in writing, subject to the satisfaction of all requirements hereunder; (ii) no Event of Default has occurred and is continuing; (iii) the proposed new owner/assignee of the Mortgaged Property (the “New Borrower”) meets all of Lender’s Underwriting Standards (hereinafter defined); (iv) the Mortgaged Property meets all of Lender’s Underwriting Standards related to its financial condition, cash flow, operating income, physical condition, management and operation; (v) Borrower provides Lender such other information and documentation reasonably required by Lender, including without limitation, engineering reports, appraisals, environmental reports and title endorsements; (vi) Borrower reimburses Lender for all underwriting and other costs (“Underwriting Costs”) incurred by Lender in connection with such Transfer or Change in Ownership (including without limitation, engineering and/or architect’s fees, environmental studies, title searches, credit checks, title endorsements, appraisal fees, attorney fees and any costs associated with obtaining any REMIC Opinion or Rating Agency No-Downgrade Letter (as such terms are hereinafter defined) required by Lender); and (vii) Borrower remits to Lender both a reasonable administrative fee and an assumption fee in the amount of one percent (1%) of the outstanding balance of the Debt as of the date of such Transfer or Change in Ownership. Borrower shall reimburse Lender for all Underwriting Costs incurred by Lender in connection with any request for Lender’s consent to a Transfer or a Change in Ownership, whether or not any requested Transfer or Change in Ownership is approved or consummated. A failure to comply with any of the terms of this paragraph 10 shall constitute an Event of Default, and Lender may then declare the entire Debt immediately due and payable upon any such Transfer or Change in Ownership. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to so declare the Debt immediately due and payable, or in denying any request for approval of a Transfer or Change in Ownership. This provision shall apply to every Transfer or Change in Ownership whether or not Lender has consented to any previous Transfer or Change in Ownership.
     (c) “Lender’s Underwriting Standards” shall mean the actual commercial loan underwriting standards used by PNC Bank, National Association, in connection with its making of loans for the purpose of commercial securitization, or any successor entity that is then servicing the Loan, in effect at the time of the proposed Transfer or Change in Ownership, or, if no such standards exist, such standards which are then customary for a commercial lender in connection with the origination of a commercial mortgage loan, for the purpose of securitization, of the size and type of Borrower’s loan from Lender secured hereby.

     (d) A “Transfer” is defined as any sale, conveyance, assignment, alienation, mortgage, hypothecation, encumbrance, grant of a lien over or a security interest in, pledge or other transfer of the Mortgaged Property or any part thereof or interest therein, whether voluntary or involuntary. Without limiting the generality of the foregoing, a Transfer is deemed to include: (i) an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder; or (iii) a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents.
     (e) A “Change in Ownership” shall occur: (i) when the ownership or control of more than forty-nine percent (49%), in the aggregate, of the applicable indicia of ownership or actual ownership interest in Borrower, any Guarantor (hereinafter defined), or any Controlling Entity (hereinafter defined) shall be vested in a party or parties who were not owners of such indicia of ownership or actual ownership interest as of the closing of the Loan (1) by any one or more voluntary or involuntary sales, conveyances, transfers, assignments, mortgages, hypothecations, encumbrances, grants of liens over or security interests in, or pledges of such indicia of ownership or actual ownership interest or any interest therein, or (2) in one or a series of transactions causing the creation or issuance of any additional indicia of ownership or actual ownership interest; or (ii) upon the change, removal or resignation of a managing member, general partner or similar controlling person or entity of Borrower, any Guarantor or any Controlling Entity. The term “Controlling Entity” shall mean any managing member, general partner or similar controlling entity in Borrower or any Guarantor. Involuntary changes in ownership resulting from a death or physical or mental disability shall not be considered a Change in Ownership.
     (f) A Change of Ownership shall not be deemed to have occurred when a shareholder, member, partner or other person (for purposes of this paragraph, each of the foregoing is called an “Estate Planning Transferor”) possessing an ownership interest in Borrower makes a one-time transfer (an “Estate Planning Transfer”) during the term of the Loan, of all or part of such ownership interest for estate planning purposes to a trust or other entity for the benefit of any of such person’s spouse, children or grandchildren, or any of them (each, a “Permitted Transferee”); provided, however, that any such Estate Planning Transfer shall be subject to the following conditions:
     (i) No Event of Default, and no event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default, shall exist on the date of the proposed Estate Planning Transfer; and
     (ii) No such Estate Planning Transfer shall in any event absolve any Estate Planning Transferor, in whole or in part, from its liability, if any, to Lender under the Note, this Security Instrument or any Other Security Document; and
     (iii) Each applicable Permitted Transferee shall execute and deliver to Lender an agreement, in a form acceptable to Lender in its sole discretion, whereby such Permitted Transferee, upon the death of the applicable Estate Planning Transferor, becomes jointly and severally liable for the liability, if any, of such Estate Planning Transferor to Lender under the Note, this Security Instrument or any Other Security Documents; and
     (iv) Lender has been paid a $3,500 administrative fee and all out-of-pocket costs incurred by Lender (including, without limitation, attorney fees) in effecting any Estate Planning Transfer; and

     (v) Lender has determined that, from the date of the closing of the loan to the date of the proposed Estate Planning Transfer, there has been no material adverse change in the (a) financial condition of the Estate Planning Transferor, and (b) financial or physical condition of the Mortgaged Property.
     An Estate Planning Transfer shall be effective only upon the date of satisfaction of the last of such conditions to be satisfied. Lender shall have the absolute and unconditional right to require reasonable evidence of the satisfaction of each condition to an Estate Planning Transfer.
     (g) Borrower shall be released from liability for the Debt only after: (i) all conditions for a Transfer or Change in Ownership have been satisfied; (ii) all security documents deemed necessary by Lender have been executed, delivered, recorded and perfected; (iii) Lender has received a policy of title insurance (or similar assurance) reflecting the new ownership and the priority and perfection of Lender’s security; (iv) the New Borrower has assumed all required personal liability; and (v) all other reasonable requirements of Lender are satisfied.
     (h) Notwithstanding anything herein to the contrary, in connection with any request for Lender’s consent to a Transfer or Change in Ownership subsequent to the conveyance of the Note to a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”) or to another entity in connection with a Secondary Market Transaction (hereinafter defined), Borrower acknowledges that Lender may require Borrower to obtain and deliver to Lender other documentation evidencing that the proposed Transfer or Change in Ownership will not (i) cause the then owner of the Note to fail to qualify as a REMIC (a “REMIC Opinion”); and (ii) result in a qualification, downgrade or withdrawal of any credit rating then in effect for any securities or certificates issued by the then owner of the Note in connection with a securitization which includes the Note (a “Rating Agency No-Downgrade Letter”).
     11. Anti-Terrorism Laws.
     (a) Neither Borrower nor any of its affiliates is in violation of any laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
     (b) Neither Borrower, any of its affiliates, or any of its brokers or other agents acting or benefitting from the Loan is a Prohibited Person. A “Prohibited Person” is any of the following:
     (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;
     (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;
     (iii) a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
     (iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

     (v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.
     (c) Neither Borrower, any of its affiliates nor any of its brokers or other agents acting in any capacity in connection with the Loan (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
     (d) Borrower shall not (1) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to Lender any certification or other evidence requested from time to time by Lender in its reasonable discretion, confirming Borrower’s compliance herewith).
     12. Estoppel Certificates and No Default Affidavits.
     (a) After request by Lender, Borrower shall within ten (10) business days furnish Lender with a statement, duly acknowledged and certified by Borrower, setting forth: (i) the amount of the original principal amount of the Note; (ii) the unpaid principal amount of the Note; (iii) the rate of interest of the Note; (iv) the date installments of interest and/or principal were last paid; (v) any offsets or defenses to the payment of the Debt, if any; and (vi) that the Note, this Security Instrument and the Other Security Documents are valid, legal and binding obligations and have not been modified, or if modified, giving particulars of such modification.
     (b) Within ten (10) business days after request by Lender, Borrower will furnish Lender with estoppel certificates, in form and content satisfactory to Lender, from all tenants specified by Lender (other than tenants under Leases for residential purposes, congregate care services or mini-warehouse storage rentals where such storage rental is less than ten percent (10%) of the rentable square footage of such storage facility (collectively “Residential Leases”)). If any tenant fails to provide such estoppel certificate, Borrower shall provide a certificate with respect to the tenancy of such tenant, in form and substance satisfactory to Lender.
     13. Cooperation; Loan Servicing. Borrower acknowledges that Lender and its successors and assigns may: (a) sell or assign this Security Instrument, the Note and any of the Other Security Documents to one or more investors as a whole loan; (b) sell or assign a participation interest in the Debt to one or more investors; (c) deposit this Security Instrument, the Note and any of the Other Security Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets; or (d) otherwise sell or assign the Debt, the Note, this Security Instrument and any of the Other Security Documents, or any interest therein to investors. The transactions referred to in subparagraphs (a) through (d) above are hereinafter referred to as “Secondary Market Transactions.” Borrower shall cooperate in good faith with Lender in effecting any such Secondary Market Transaction and in addressing such matters as any party involved in a Secondary Market Transaction may require, including the provision of such information and documents relating to Borrower, any Guarantors, the

Mortgaged Property and any tenants of the Improvements as Lender may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to prospective investors any information in its possession, including, without limitation, financial statements relating to Borrower, any Guarantors, the Mortgaged Property and any tenant of the Improvements. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Mortgaged Property may be included in a private placement memorandum, prospectus or other disclosure documents. Prior to or in connection with a Secondary Market Transaction, Lender may assign or delegate all or part of the responsibility for servicing the Loan to one or more loan servicers. All references to Lender herein, in the Note or any other Security Document, shall include all such loan servicers.
     14. Books and Records; Reporting Requirements.
     (a) Borrower and Guarantor(s), if any, shall keep complete and accurate books and records of account in accordance with generally accepted accounting principles consistently applied. Borrower shall deliver, or cause to be delivered, the reports and financial statements described below, all in form acceptable to Lender (collectively the “Reports”), within the time period required. Any required certification of such reports and financial statements must be by the chief financial officer (or other person acceptable to Lender) of Borrower or Guarantor, as applicable.
     (i) Within thirty (30) days after the close of each fiscal year of Borrower, Borrower shall deliver, or cause to be delivered to Lender: (A) a certified current rent roll; (B) a certified annual operating statement of the Mortgaged Property; and (C) a certified annual balance sheet and profit and loss statement of Borrower. If the original principal amount of the Loan was $20,000,000.00 or more, then all of the foregoing must be delivered within sixty (60) days after the close of each fiscal year of Borrower and must be audited by independent certified public accountants acceptable to Lender.
     (ii) Within thirty (30) days after the close of the separate individual fiscal years of any Guarantor, Borrower shall deliver, or cause to be delivered to Lender, a certified annual balance sheet and profit and loss statement of each Guarantor, if any. If the original principal amount of the Loan was $20,000,000.00 or more, then all of the foregoing must be delivered within sixty (60) days after the close of each fiscal year of Guarantor and must be audited by independent certified public accountants acceptable to Lender.
     (iii) Within thirty (30) days after the close of each calendar quarter, Borrower shall deliver, or cause to be delivered to Lender the following: (A) a certified current rent roll; (B) a certified quarterly operating statement of the Mortgaged Property; (C) a certified quarterly balance sheet and profit and loss statement of Borrower.
     (iv) Within sixty (60) days after filing, Borrower shall deliver, or cause to be delivered to Lender a certified copy of Borrower’s tax return.
     (b) Within thirty (30) days after the close of each fiscal year of Borrower, Borrower shall deliver to Lender, for Lender’s approval in its sole discretion, a report (the “Leasing Report”) setting forth the minimum economic terms which Borrower proposes for use in connection with the standard lease form for Leases of portions of the Mortgaged Property during the twelve month period beginning upon such anniversary date. The terms set forth in the Leasing Report shall reflect the prevailing market conditions for like properties in the locality of the Mortgaged Property.
     (c) In addition to the other requirements of this paragraph 14, until such time as the Note is transferred to a REMIC or to another entity in connection with a securitization including the Note,

Borrower shall deliver, or cause to be delivered to Lender, within ten (10) days after the close of each calendar month, a current certified rent roll and certified monthly (on a trailing 12 month basis) and annual year to date income statements of the Mortgaged Property.
     (d) Borrower shall supplement the required Reports and Leasing Reports and provide such other financial information in respect of Borrower, any Guarantor and the Mortgaged Property as Lender, from time to time, may request. Borrower acknowledges that, without timely delivery of complete and accurate Reports and Leasing Reports, Lender may not be able to execute a Secondary Market Transaction. Borrower agrees that failure to timely deliver any of the Reports or the Leasing Reports shall be an Event of Default hereunder.
     15. Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.
     16. Further Acts, Etc. Borrower will, at Borrower’s cost, complete and deliver any such further acts or documents required by Lender, from time to time, to correct errors in the documenting of the Loan or to better assure, convey, assign, transfer, perfect or confirm unto Lender the property and rights intended to be given it in this Security Instrument, the Note or any Other Security Document. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender under the Note, this Security Instrument, the Other Security Documents, at law or in equity, including without limitation the rights and remedies described in this paragraph.
     17. Recording of Security Instrument, Etc. Except where otherwise prohibited by law, Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment, and subsequent release or reconveyance of this Security Instrument and the Note, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, any instrument of further assurance and all federal, state, county and municipal, taxes, duties, impositions, assessments and charges arising out of or in connection with the same. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Security Instrument.
     18. Events of Default. The Debt shall become immediately due and payable at the option of Lender, without notice or demand, upon the occurrence of any one or more of the following events (each an “Event of Default”):
     (a) if Borrower fails to make the full and punctual payment of any amount payable pursuant to this Security Instrument, the Note or any Other Security Document, which failure is not cured on or before the fifth (5th) day after written notice from Lender to Borrower of such failure;
     (b) if Borrower fails to pay the entire outstanding principal balance of the Note, together with all accrued and unpaid interest, on the date when due, whether on the Maturity Date (as defined in the Note), or upon acceleration, or on the Prepayment Date (as defined in the Note);
     (c) if Borrower fails to make the full and punctual payment of Taxes or Other Charges as required hereby;
     (d) if Borrower fails to keep the Policies of insurance required hereby in full force and effect, or fails to promptly deliver copies thereof to Lender upon request;

     (e) if a Transfer or a Change in Ownership occurs in violation of the provisions of this Security Instrument, or if Borrower violates or does not comply with the provisions of the Assignment of Leases;
     (f) if any representation or warranty of Borrower or any Guarantor made herein, in any guaranty or indemnity or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;
     (g) if Borrower shall make an assignment for the benefit of creditors or if Borrower is not paying debts as and when the same become due;
     (h) if a receiver, liquidator or trustee of Borrower shall be appointed or if Borrower is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, then upon the same not being discharged, stayed or dismissed within sixty (60) days;
     (i) if Borrower shall be in default under any other deed of trust, mortgage or security agreement covering any part of the Mortgaged Property whether it be superior or junior in priority to this Security Instrument (it not being implied by this clause that any such encumbrance will be permitted);
     (j) if the Mortgaged Property becomes subject to any mechanic’s, materialman’s or other lien (other than a lien for local real estate taxes and assessments not then due and payable, or any lien being contested by Borrower pursuant to its rights hereunder) and such lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) calendar days;
     (k) the expiration, dismissal or final adjudication of any appeal rights of Borrower in connection with any judgment entered against it in excess of $100,000.00 which is not fully covered by insurance (other than Borrower’s deductible, if any);
     (l) if Borrower fails to promptly and diligently cure any material violations of laws or ordinances affecting the Mortgaged Property; or
     (m) if for more than thirty (30) days after written notice from Lender, Borrower shall fail to perform any other term, covenant or condition of the Note, this Security Instrument or any of the Other Security Documents; provided, however, that if such failure to perform is of a type which cannot be cured within such thirty (30) day period and Borrower diligently commences and prosecutes such cure, Lender shall allow a reasonable additional time period (not to exceed sixty (60) additional days) to complete such cure.
     19. Right to Cure Defaults. Upon the occurrence of any Event of Default, or if Borrower fails to make any payment or to do any act as herein required, Lender may do such acts or make such payments in Borrower’s stead, in such manner and to the extent that Lender may deem necessary to protect the security hereof. Any such acts or payments by Lender shall be at Lender’s sole discretion, may be taken without notice to or demand on Borrower, and will not release Borrower from any obligation hereunder. Lender is authorized to enter upon the Mortgaged Property for such purposes, or appear in, defend or bring any action or proceeding to protect its interest in the Mortgaged Property, to cause this Security Instrument to be foreclosed or to collect the Debt. All such costs and expenses (including attorney fees) incurred by Lender in remedying any such Event of Default, in acting or making payments in Borrower’s stead, or in appearing in, defending or bringing any of the foregoing actions or proceedings, shall bear interest at the Default Rate from the date incurred by Lender until the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.
     20. Lender’s Remedies.
     (a) Upon the occurrence of any Event of Default, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Property, including, without limitation, the following actions:
     (i) declare the entire Debt to be immediately due and payable;
     (ii) institute proceedings to foreclose this Security Instrument, in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
     (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien of this Security Instrument for the balance of the Debt not then due;
     (iv) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or the Other Security Documents;
     (v) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument;
     (vi) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt or the solvency of Borrower, any Guarantor or of any person, firm or other entity liable for the payment of the Debt. Borrower hereby consents to the appointment of a receiver in accordance with the provisions of this Security Instrument;
     (vii) enforce Lender’s interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorney fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, assessments, Insurance

Premiums and Other Charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees; or
     (viii) pursue such other rights and remedies as may then be available at law and in equity. To the extent permitted presently or in the future by laws of the state in which the Premises and Improvements are located, Lender may institute a proceeding or proceedings, judicial, or nonjudicial, by advertisement or otherwise, for the complete or partial foreclosure of this Security Instrument or the complete or partial sale of the Mortgaged Property under a power of sale which power is hereby granted to Lender.
     In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Security Instrument shall continue as a lien on the remaining portion of the Mortgaged Property.
     (b) Upon the completion of any sale or sales made under or by virtue of this Security Instrument, an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney of Borrower, coupled with an interest, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold, and for that purpose Lender may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that Lender shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Security Instrument pursuant to any judicial proceedings or any judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.
     (c) Upon any sale made under or by virtue of this Security Instrument pursuant to any judicial proceedings or any judgment or decree of foreclosure and sale, Lender may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom, to the extent allowed by applicable law, the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.
     (d) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of this Security Instrument upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before to the extent of the Debt remains unsatisfied.
     (e) Lender may release, regardless of consideration and without the necessity for any notice to or a consent by any person or entity, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by this Security Instrument or the Other Security Documents or their stature as a first and prior lien and security interests in and to the Mortgaged Property. For payment of the Debt, Lender may resort to any security in such order and manner as Lender may elect.
     (f) Lender shall have all rights, remedies and recourses granted in this Security Instrument and the Other Security Documents or available at law or equity (including the Uniform Commercial Code), which rights: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against Borrower or others obligated under the Note, this Security Instrument and the Other Security Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefore shall arise and exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be, and shall be, nonexclusive. No enforcement of any rights, remedies or recourse under the Note, this Security Instrument and the Other Security Documents or otherwise at law or equity shall be deemed to cure any Event of Default. The remedies provided for in this Security Instrument may be exercised in any order.
     (g) Borrower consents and agrees that in the event of the commencement of foreclosure proceedings, Lender may, at such time, elect to proceed according to section 846.103 of the Wisconsin Statutes, as the same may be amended or renumbered from time to time.
     21. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Security Instrument which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Mortgaged Property, Borrower will pay such tax, with interest and penalties thereon, if any. In the event Lender is advised by counsel chosen by it that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the entire Debt immediately due and payable; provided, however, that no Prepayment Consideration shall be required solely as a result of a prepayment required by any such declaration.
     22. Documentary Stamps. If at any time the United States of America, any state thereof or any subdivision of any such state shall require revenue or other stamps to be affixed to the Note or this Security Instrument, or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.
     23. Usury Laws. This Security Instrument, the Other Security Documents and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt or any other charges at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Security Instrument, the Other Security Documents or the Note, Borrower is at any time required or obligated to pay any such amounts at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of the principal and not on account of the interest due hereunder.
     24. Right of Entry. Lender and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times.
     25. Reasonable Use and Occupancy. In addition to the rights which Lender may have herein, upon the occurrence of any Event of Default, Lender, at its option, may require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be occupied by Borrower, or may require Borrower to vacate and surrender possession of the Mortgaged Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.
     26. Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code adopted and enacted by the state or states where any of the Mortgaged Property is located (the “Uniform Commercial Code”), made by and between Borrower, as debtor, and Lender, as secured party. Borrower hereby grants to Lender, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being herein referred to as the “Collateral”). If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorney fees, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing Lender’s rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower. The Collateral may be sold in such manner, portions, order or parcels as Lender may determine, with or without having first taken possession of same. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales or attempted sales, any other action, proceeding, or other exercise of a remedy, and the liens granted by this Security Instrument shall continue unimpaired. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.
     27. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Lender shall, at its option, be subrogated to the lien of any deed of trust, mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.
     28. Waiver of Counterclaim and Trial by Jury. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender, and, to the extent permitted by law, waives trial by jury in any action or proceeding brought by either party hereto against the other, in any counterclaim asserted by Lender, or its successors or assigns, against Borrower, or in any matters whatsoever arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents or the Debt.
     29. Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.
     30. Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption and similar laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the

Mortgaged Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.
     31. Costs and Expenses. Without limiting Lender’s rights under any other provision herein or in the Note or any Other Security Document, Borrower agrees that it will reimburse Lender for any and all costs and expenses incurred by Lender in connection with any breach or default of this Security Instrument, the Note or any Other Security Document, or in connection with any request that Lender take, or refrain from taking, any action with respect to Borrower or the Mortgaged Property.
     32. Access Laws.
     (a) Borrower agrees that the Mortgaged Property shall at all times comply with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all similar state and local laws and ordinances related to access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively the “Access Laws”).
     (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender’s approval of alterations of the Mortgaged Property, Borrower shall not alter the Mortgaged Property in any manner which would increase Borrower’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of an architect, engineer or other person acceptable to Lender regarding compliance with applicable Access Laws.
     (c) Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to any violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.
     33. Indemnification. Borrower shall protect, defend, indemnify and save harmless Lender from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorney fees and expenses) (the “Indemnified Obligations”), imposed upon, incurred by or asserted against Lender by reason of: (a) ownership of this Security Instrument, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, non-use or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; and (e) any failure of the Mortgaged Property to comply with any Access Laws. Any amounts payable to Lender by reason of the application of this indemnification shall be secured by this Security Instrument and the Other Security Documents, shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. The obligations and liabilities of Borrower under this paragraph shall survive any termination, satisfaction or assignment of this Security Instrument and the exercise by Lender of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure. The foregoing indemnification shall not relate to Indemnified Obligations arising from Lender’s gross negligence or willful misconduct.

     34. Notices. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted hereunder shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Note.
     35. Authority.
     (a) Borrower (and the undersigned representative of Borrower, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Security Instrument, and to mortgage, give, grant, bargain, sell, alienate, convey, confirm, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.
     (b) Borrower represents and warrants that Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.
     36. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any other notice.
     37. Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Security Instrument or the Other Security Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.
     38. Sole Discretion of Lender. Wherever pursuant to this Security Instrument, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
     39. Nonwaiver. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of: (a) the failure of Lender to comply with any request of Borrower or any Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof, of the Note or the Other Security Documents; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights and remedies of Lender under this Security Instrument and the Other Security Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     40. Waiver of Automatic or Supplemental Stay. In the event of the filing of any voluntary or involuntary petition under the Bankruptcy Code by or against Borrower (other than an involuntary petition filed by or joined by Lender), Borrower shall not assert, or request any other party to assert, that the automatic stay under § 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Lender to enforce any rights it has by virtue of this Security Instrument, or any other rights that Lender has, whether now or hereafter acquired, against any Guarantor. Further, Borrower shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to §105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has by virtue of this Security Instrument against any Guarantor. The waivers contained in this paragraph are a material inducement to Lender’s willingness to make the Loan, and Borrower acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Lender of its rights and remedies against Borrower or any Guarantor.
     41. Bankruptcy Acknowledgment. In the event the Mortgaged Property or any portion thereof or interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Lender shall immediately become entitled, in addition to all other relief to which Lender may be entitled under this Security Instrument, to obtain: (a) an order from the Bankruptcy Court or other appropriate court granting immediate relief from any automatic stay laws (including §362 of the Bankruptcy Code) so to permit Lender to pursue its rights and remedies against Borrower as provided under this Security Instrument and all other rights and remedies of Lender at law and in equity under applicable state law; and (b) an order from the Bankruptcy Court prohibiting Borrower’s use of all “cash collateral” as defined under §363 of the Bankruptcy Code. In connection with any such orders, Borrower shall not contend or allege in any pleading or petition that Lender does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by Borrower to stay, condition, or inhibit Lender from exercising its remedies are hereby admitted by Borrower to be in bad faith and Borrower further admits that Lender would have just cause for relief from the automatic stay in order to take such actions authorized by state law.
     42. No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
     43. Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
     44. Inapplicable Provisions. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.
     45. Headings, Etc. The headings and captions of various paragraphs of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
     46. Counterparts. This Security Instrument may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same Security Instrument.

     47. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument (including pronouns) shall include the corresponding masculine, feminine or neuter forms, and the singular form such words shall include the plural and vice versa. The word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein”; the word “Lender” shall mean “Lender and any subsequent holder of the Note”; the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument”; the word “person” shall include an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, unincorporated association, government, governmental authority and any other entity; and the words “Mortgaged Property” shall include any portion of the Mortgaged Property and any interest therein; and the words “attorney fees and costs,” costs and expenses (including attorney fees),” “legal expenses and attorney fees” and the like shall include, but not be limited to, litigation preparation costs and expenses, paraprofessional fees, secretarial overtime, depositions, electronic research, postage, travel, communications and related costs and expenses, and expenses of preparing the Mortgaged Property for sale, including, without limitation, all costs and expenses of environmental testing, investigation, reporting, remediation and clean-up. Additionally, the word “Guarantor” shall mean any person or entity guaranteeing or indemnifying payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument, the Note or the Other Security Documents, including, without limitation, any person or entity executing the Non-Recourse Indemnification Agreement delivered to Lender in connection with the Loan.
     48. Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part hereof.
     49. Assignments. Lender shall have the right to assign or transfer its rights under this Security Instrument without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Security Instrument.
     50. Exculpation. Notwithstanding anything to the contrary contained in this Security Instrument, the liability of Borrower for the payment of the Debt and for the performance of the other agreements, covenants and obligations contained herein, in the Note or in any of the Other Security Documents shall be limited as set forth in Paragraph 12 of the Note.
     51. Integration. This Security Instrument, the Note and the Other Security Documents embody the entire agreement by and among Borrower and Lender with respect to the Loan, and any and all prior correspondence, discussions or negotiations are deemed merged therein; provided, however, that except to the extent inconsistent with the specific terms and provisions of this Security Instrument, the Note and the Other Security Documents, all representations, warranties, statements, covenants and agreements of Borrower contained in any loan commitment and/or loan application executed in connection with the Loan shall survive the funding of the Loan, any termination, satisfaction, or assignment of this Security Instrument and the exercise by Lender of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.
     52. Applicable Law; Jurisdiction. This Security Instrument shall be governed and construed in accordance with the laws of the state in which the Premises and Improvements encumbered by this Security Instrument are located. Borrower hereby submits to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America located in said state for the enforcement of Borrower’s obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations of Borrower.
     53. Single Purpose Entity.
     (a) Until the Debt has been paid in full to Lender, Borrower’s organizational documents will provide that Borrower’s sole business purpose shall be the acquisition, ownership and operation of the Mortgaged Property. Borrower shall at all times during the term of the Note conduct its business affairs in compliance with such organizational documents. In addition, Borrower represents and warrants to, and covenants and agrees with Lender that Borrower has not and shall not: (a) engage in any business or activity other than the ownership, operation and maintenance of the Mortgaged Property, and activities incidental thereto; (b) acquire or own any material assets other than (i) the Mortgaged Property, and (ii) such incidental personal property as may be necessary for the operation of the Mortgaged Property; (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender’s prior written consent; (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s partnership agreement, articles or certificate of incorporation, articles of organization, operating agreement, or similar organizational documents, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Borrower to perform its obligations hereunder, under the Note or under the Other Security Documents; (e) own any subsidiary or make any investment in, any person or entity without the prior written consent of Lender; (f) commingle its assets with the assets of any of its general partners, managing members, shareholders, affiliates, principals or any other person or entity; (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, excepting trade payables (which must be paid when due) incurred by Borrower in the ordinary course of its business of owning and operating the Mortgaged Property; (h) fail to maintain its records, books of account and bank accounts separate and apart from those of the general partners, managing members, shareholders, principals and affiliates of Borrower, the affiliates of a general partner or managing member of Borrower, and any other person or entity; (i) enter into any contract or agreement with any general partner, managing member, shareholder, principal or affiliate of Borrower, any Guarantor or any indemnitor, or any general partner, managing member, shareholder, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, managing member, shareholder, principal or affiliate of Borrower, any Guarantor or any indemnitor, or any general partner, managing member, shareholder, principal or affiliate thereof; (j) seek the dissolution or winding up in whole, or in part, of Borrower; (k) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, managing member, shareholder, principal or affiliate of Borrower, or any general partner, managing member, shareholder, principal or affiliate thereof or any other person; (l) hold itself out to be responsible for the debts of another person; (m) make any loans to any third party; (n) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any general partner, managing member, shareholder, principal or affiliate of Borrower, or any general partner, managing member, shareholder, principal or affiliate thereof); (o) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or (p) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

     (b) In addition to the foregoing, if Borrower or its Controlling Entity is a single member limited liability company, it must be organized under the laws of Delaware, its organizational documents must also contain continuation of existence provisions acceptable to Lender, it must cause an acceptable Delaware counsel to deliver acceptable non-consolidation and non-dissolution opinions to Lender and it must satisfy any other requirements imposed by Lender.
     (c) If the original principal amount of the Loan was $20,000,000.00 or more, then, in addition to the foregoing:
     (i) Borrower’s organizational documents shall require unanimous consent of all shareholders, members, partners or other owners of an equity ownership interest in Borrower prior to the filing of petition in bankruptcy, or for the dissolution, liquidation, consolidation, merger or sale of all or substantially all of Borrower’s assets.
     (ii) Borrower must have (A) at least two Independent Controlling Persons (hereinafter defined), and (B) organizational documents requiring the unanimous consent of all directors, members, partners or other persons having similar decision-making authority with respect to Borrower (each, a “Controlling Person”) prior to the filing of petition in bankruptcy, or for the dissolution, liquidation, consolidation, merger or sale of all or substantially all of either Borrower’s assets. The term “Independent Controlling Person” shall mean a Controlling Person approved by Lender who shall at no time during the term of the Loan be, or have been within the 5 years immediately preceding becoming an Independent Controlling Person, (1) an employee, director, member, stockholder, partner or employee of Borrower or of any of its Affiliates (hereinafter defined), (2) a customer of or supplier to (including any attorney, accountant, broker or banker) to Borrower or any of its Affiliates, or (3) an immediate family member of any such employee, director, member, stockholder, partner, customer or supplier. The term “Affiliate” shall mean any person or entity (I) which owns beneficially, directly or indirectly, ten percent (10%) or more of the outstanding ownership interest in Borrower (each, an “Owning Affiliate”), or (II) of which ten percent (10%) or more of its outstanding ownership interest is owned beneficially, directly or indirectly, by any Owning Affiliate, or (III) which is controlled by any Owning Affiliate, as the term “control” is defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405, or (IV) any immediate family member of the foregoing.
     (iii) Borrower agrees that its Controlling Entity shall also be subject to all of the requirements contained in this section, except that its organizational documents shall prohibit it from engaging in any business or activity other than the operation and maintenance of the Mortgaged Property, and activities incidental thereto, or acquiring or owning any material assets other than its interest in Borrower.
     54. Fixture Filing. This Security Instrument shall be deemed a fixture filing within the meaning of any applicable uniform commercial code, and for such purpose, the following information is given:

Debtor Name and Address:	NNN Eastern Wisconsin Medical Portfolio, LLC
c/o Triple Net Properties
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Attention: Theresa Hutton

Debtor Organizational Identification No.:	4460610
Debtor State of Organization	Delaware

Name and address	PNC Bank, National Association
of Secured Party	10851 Mastin, Suite 300
Overland Park, Kansas 66210
Attn: Closing Department

Description of the type
(or items) of property:	See the Recitals herein.

Description of real estate
to which the collateral
is attached or upon which
it is or will be located:	See Exhibit A hereto.
     Some of the above described collateral is or is to become fixtures upon the above-described real estate, and this fixture filing is to be filed for record in the public real estate records.
     55. Additional Terms and Provisions. Certain additional and supplemental terms and provisions of this Security Instrument are set forth in this paragraph. The terms and provisions of this paragraph control and supersede any conflicting terms and provisions contained in this Security Instrument.
     (a) Amendment to Paragraph 18. Paragraph 18 is amended by inserting new subclause (n) to read as follows:
     “(n) notwithstanding the provisions of subclause (m) above, any failure of Borrower to comply with the terms of the Capital Improvement Escrow Agreement, Tenant Improvement and Leasing Commission Escrow Agreement, and the Security Agreement and Lockbox Agreement of even date herewith between Borrower and Lender (the “Additional Agreement(s)”), which shall constitute an Other Security Document under the terms of this Security Instrument).”
     (b) Tenant-in-Common Transfers. Within one hundred twenty (120) days of the closing of the Loan, Borrower may transfer undivided tenant-in-common interests in the Mortgaged Property to additional tenants in common (“TICs” or “TIC”) so long as the total number of TICs does not exceed thirty-five (35). Such transfers occurring within one hundred twenty (120) days of the closing of the Loan (the “Initial TICs”) must satisfy the requirements of Paragraph 10 of this Security Instrument and shall (1) satisfy applicable Rating Agency (as defined in the Note) requirements for it to be considered a bankruptcy-remote, special purpose entity, (2) jointly and severally assume the Loan in the amount of its respective interest in the Mortgaged Property pursuant to an assumption agreement acceptable to Lender, (3) execute and deliver a tenant in common agreement acceptable to Lender, (4) provide Lender with legal opinions substantially in the form of the legal opinions delivered by Borrower at the closing of the Loan, and (5) deliver to Lender an endorsement to Lender’s title insurance policy evidencing that such TIC is now an owner of the Mortgaged Property and insuring that Lender’s priority over the Mortgaged Property is not affected by the transfer to such TIC. Notwithstanding anything to the contrary in Paragraph 10, the “reasonable administrative fee” due Lender in connection with a transfer to an Initial TIC will be $500.00, and the only assumption fee required, in addition to the $500.00 reasonable administrative fee per Initial TIC, will be (I) no assumption fee for the first transaction accomplishing a transfer to one or more Initial TICs, (II) $2,500.00 assumption fee for the second transaction accomplishing a transfer to one or more Initial TICs, (III) $5,000.00 assumption fee for each subsequent transaction accomplishing a transfer to one or more Initial TICs. In addition to the assumption fee for a transfer to one or more Initial TICs, Borrower shall pay all actual costs incurred by Lender in connection with the transfer, including reasonable attorney fees and rating agency fees (if any).
     Any requested transfers of any interest in the Mortgaged Property occurring 120 days or more after the closing of the Loan shall be subject to all of the terms and conditions of Paragraph 10 of this Security Instrument, including, without limitation, the requirement that Borrower will pay all actual costs incurred by Lender in connection with any such transfer; provided, however, that for transfers of undivided tenant-in-common interests in the Mortgaged Property to additional TICs (the “Subsequent TICs”), the “reasonable administrative fee” due Lender in connection with a transfer to a Subsequent TIC will be $1,500.00 and the assumption fee, in addition to the $1,500 administrative fee per Subsequent TIC, will be $2,250.00.
     Prior to Lender’s entering into a Secondary Market Transaction, within three (3) business days after Lender receives a delivery of hard copies (no faxes or emails) of all required underwriting information with respect to a proposed TIC, Lender shall either advise Borrower of any additional information needed or shall approve or disapprove the proposed TIC. Following Lender’s entering into a Secondary Market Transaction, Lender shall advise Borrower of any additional information needed for Lender to complete its review within five (5) business days after Lender receives all of the required documentation and underwriting information related to an actual transfer of a tenant in common interest to a TIC.
     Within ten (10) business days after Lender receives all of the required documentation and underwriting information related to an actual transfer of a tenant in common interest to a TIC, Lender shall either approve or disapprove the proposed transfer to such TIC. Lender shall process requests for transfers of an interest in the Mortgaged Property within fifteen (15) business days after Lender receives a delivery of hard copies (no faxes or emails) of all required underwriting, assumption and transfer information and documentation with respect to the proposed transfer.
     (c) Escrowed Funds. Notwithstanding the provisions of Paragraph 6 to the contrary, the monthly escrow deposits required by Paragraph 6 shall be suspended for so long as each of the following conditions is satisfied:
(i)	Aurora Health Care Inc. (“Tenant”) remains the sole tenant at the Mortgaged Property;

(ii)	Tenant is responsible for paying Taxes and Insurance Premiums directly to the taxing authorities and insurance company;

(iii)	No Event of Default has occurred under the Note, this Security Instrument or Other Security Documents;

(iv)	All Taxes are paid before they are late or delinquent, and evidence of such payment is provided to Lender no later than thirty (30) days after such Taxes are due.

(v)	Borrower provides to Lender paid insurance premium receipts or other documentation evidencing timely payment of all such Insurance Premiums within five (5) days after Borrower’s receipt thereof from Tenant (but in no event later than the due date of such Insurance Premiums.

     Upon a violation of any of the conditions enumerated in this Paragraph 55(c) or upon an Event of Default under the Note, this Security Instrument or Other Security Documents, Borrower shall, (i) within thirty (30) days of Lender’s notice to Borrower, deposit, either in a lump sum or in monthly payments pursuant to Paragraph 6, at Lender’s sole discretion, such sums as Lender reasonably deems sufficient to pay all Taxes and Insurance Premiums payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months, and (ii) thereafter, comply with the provisions of Paragraph 6 and deposit the monthly escrow deposits as set forth therein.
     (d) Casualty Loss. The reference to “$25,000” in the second line of Paragraph 4(a)(ii) is deleted and “$100,000” substituted therefor.
     (e) Lender’s Right of Entry. Lender’s right to enter the Mortgaged Property to conduct inspections under Paragraphs 9 or 24 shall be limited to normal business hours and shall be subject to the rights of tenants.
     (f) Substitute Guarantor. Notwithstanding anything to the contrary in Paragraph 10, Borrower has the one-time right to substitute a new guarantor (“Substitute Guarantor”) for NNN Realty Advisors, Inc., subject to approval of Lender in its sole and absolute discretion. Such Substitute Guarantor must execute a new Non-Recourse Indemnification Agreement and a new Environmental Indemnity Agreement (collectively, “New Indemnities”) in form and substance satisfactory to Lender in its sole and absolute discretion. Upon delivery of the New Indemnities, Lender will release NNN Realty Advisors, Inc. from all obligations and liabilities first arising after the effective date of the New Indemnities. If the Substitute Guarantor has a net worth of $10,000,000.00 or greater, Lender’s approval of such Substitute Guarantor will be in Lender’s reasonable discretion. Borrower will pay all costs and expenses incurred by Lender in connection with the actions contemplated by this Paragraph 55(f), including attorney fees and rating agency fees whether the Substitute Guarantor is approved or rejected, but Borrower will not be required to pay any assumption fee or “reasonable administrative fee.”
     (g) Paragraph 10(b) is modified by inserting the following at the beginning of the paragraph: “Except as provided in Paragraph 55(b) hereof,”.
     (h) Paragraph 10(d) is modified by inserting the following at the end of the last sentence: “In no event shall the Borrower’s execution, delivery or performance of the Security Instrument or the Assignment of Leases be deemed a Transfer.”
     (i) Death or Disability. The last sentence of Paragraph 10(e) is amended to read as follows:
“Involuntary changes in ownership resulting from a death or physical or mental disability shall not be considered a Change in Ownership or a Transfer.”
     (j) Estate Planning Transferees. Paragraph 10(f) is modified in the following manner:
     a. The following is inserted immediately following the parenthetical and before “possessing”; “, directly or indirectly,”.
     b. The phrase “a trust or other entity for the benefit of any of such person’s spouse, children or grandchildren, or any of them” in Paragraph 10(f) is amended to be the phrase “any of such person’s spouse, children or grandchildren, or a trust or other entity for the benefit of any of such person or such person’s spouse, children or grandchildren, or any of them.”

     c. Paragraph 10(f)(iv) is amended to read as follows:
     “Lender has been paid all out-of-pocket costs incurred by Lender (including, without limitation, attorney fees) in effecting any Estate Planning Transfer (no transfer/assumption or administrative fees will be payable); and”
     (k) Estoppel Certificates and No Default Affidavits. Lender shall not be entitled to the statements required under Paragraph 12(a) more than one time a year. Lender shall not be entitled to the estoppels required under Paragraph 12(b) more than one time a year.
     (l) Cooperation. The following is inserted in the third sentence of Paragraph 13 between “Lender” and “in”: “, at no expense to Borrower,”.
     (m) Property Manager. Triple Net Properties Realty, Inc. (“Triple Net Realty”) shall be the property manager of the Mortgaged Property pursuant to a management agreement acceptable to Lender, and subordinate to the Loan. It shall be an Event of Default if, without Lender’s prior written consent Triple Net Realty should ever cease to manage the day to day operations of the Mortgaged Property.
     (n) Co-Tenancy Agreement and No Partitioning. Concurrently with any sale of an interest to one or more TICs, Borrower and such TICs will enter into a Tenants in Common Agreement in the form attached hereto as Exhibit B (the “Co-Tenancy Agreement”) and a Call Agreement (“Call Agreement”). Neither the Co-Tenancy Agreement nor the Call Agreement shall be amended without the prior written consent of Lender. The Co-Tenancy Agreement shall remain in effect during the term of the Loan. Borrower and the TICs further agree that the Mortgaged Property shall not be partitioned during the term of the Loan. It shall be an Event of Default hereunder if Borrower or any TIC breaches the Co-Tenancy Agreement in any respect, and such breach is not cured within any applicable notice or cure period, including, without limitation, if Borrower or any TIC shall file any action to partition the Mortgaged Property. Borrower and the TICs acknowledge and agree that their respective rights, remedies and liens with respect to the Mortgaged Property (including the rights under the Co-Tenancy Agreement and Call Agreement) are subject to and subordinate to this Security Instrument. Borrower and the TICs further acknowledge and agree that to the extent permitted by applicable law, unless permitted under the Note, this Security Instrument or the Other Security Documents, none of them shall exercise any remedies or liens with respect to the Mortgaged Property without Lender’s prior consent until the Loan is paid and satisfied in full.
     (o) Financial Reporting. Each reference to the phrase “thirty (30) days” in paragraphs 14(a) and 14(b) is modified to read “sixty (60) days.” The second sentence of Paragraph 14(a)(i) is hereby deleted. The phrase “sixty (60) days” contained in Paragraph 14(a)(ii) is hereby deleted and replaced with the phrase “one hundred twenty (120) days.” The phrase “generally accepted accounting principals consistently applied” contained in Paragraph 14(a) is hereby deleted and replaced with the phrase “sound accounting principals consistent with real estate industry practices.” The phrase “ten (10) days” contained in Paragraph 14(c) is hereby deleted and replaced with the phrase “sixty (60) days.”
     (p) Additional Financial Reporting. In addition to the financial reports required hereunder, Borrower shall provide, or cause to be provided, the following to Lender upon Lender’s request therefore:
     (i) Within 60 days after the end of each calendar month until the earlier to occur of Lender’s completion of a Secondary Market Transaction including the Loan or the expiration of 12 calendar months following the closing of the Loan, a monthly unaudited:

(A) statement of income and expenses, each in reasonable detail, prepared on a consistent Cash/Tax basis in accordance with sound accounting practices consistently applied (relating to the real estate industry) and certified as true and complete by Borrower or its general partner, manager/managing member or chief financial officer, and
(B) a rent roll showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable and the security deposit being held for such tenant, each in reasonable detail and dated and certified as true and complete by Borrower or its general partner, manager/managing member, or chief financial officer.
     (ii) Within 60 days after the end of each fiscal quarter of Borrower and at any other time upon Lender’s request, an unaudited (A) balance sheet and (B) a statement of income and expenses of the Mortgaged Property, each in reasonable detail, prepared on a consistent Cash/Tax basis in accordance with sound accounting practices consistently applied (relating to the real estate industry) and certified as true and complete by Borrower or its general partner, manager/managing member or chief financial officer.
     (iii) Within 60 days after the end of each fiscal year of Borrower or any Guarantor, an unaudited (A) balance sheet, (B) a statement of income and expenses and (C) a statement of cash flows, each in reasonable detail, prepared on a consistent, Cash/Tax basis in accordance with sound accounting practices (relating to the real estate industry) and certified as true and complete by Borrower or its general partner, manager/managing member or chief financial officer and a similar officer of any Guarantor.
     (iv) Within 60 days of Lender’s request (A) a leasing activity report for the Property during any fiscal quarter, (B) a capital expenditure report indicating the type and amount of each capital expenditure made during any fiscal quarter, and (C) any other information that Lender may reasonably require, all of the foregoing shall be certified as true and complete by Borrower or its general partner, manager/managing member or chief financial officer.
     (v) Borrower shall cause each Guarantor to provide to Lender a copy of his/her/its financial statements as required by this Security Instrument and any Other Security Document. If Lender requires audited, GAAP compliant financials of Guarantor, Guarantor will provide to Lender within 120 days of Guarantor’s fiscal year-end, or within 20 days of the filing of its financials with the Internal Revenue Service.
     (vi) Borrower shall submit to Lender an annual budget for the remainder of the then-current calendar year (i) sixty (60) days after the commencement of a Cash Flow Sweep (as defined in the Security Agreement and Lockbox Agreement) and not later than fifteen (15) days prior to the commencement of each calendar year thereafter in form reasonably satisfactory to Lender.
     (q) The last sentence of Paragraph 41 is modified by inserting the following at the beginning thereof: “To the extent permitted by applicable law,”.
     (r) Single Purpose Entity. Subparagraph 53(a)(xv) is amended to read as follows:
“so long as there is positive cash flow from the operation of the Mortgaged Property, fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;”

     (s) Notice of Secondary Market Transaction. Lender shall endeavor to deliver a notice of any proposed completion of a Secondary Market Transaction with respect to this Loan at least forty-five (45) days prior to the anticipated closing date of such Secondary Market Transaction. Notwithstanding the foregoing, failure on Lender’s part to deliver any such notice shall not (i) be deemed a breach of Lender’s obligations hereunder, (ii) relieve Borrower or any Guarantor of any obligations under the Note, this Security Instrument or the Other Security Documents, and (iii) prevent Lender from completing such Secondary Market Transaction or cause Lender to incur any liability to Borrower, any Guarantor or any other person or entity.
     (t) Securities Laws. Borrower hereby represents, warrants and covenants with Lender that no securities laws have been violated or will be violated in connection with the creation and sale of undivided interests in the Property. All offering materials of NNN Eastern Wisconsin Medical Portfolio, LLC are accurate and do not omit any material information.
     (u) Note B. Until paid in full, this Security Instrument and the Other Security Documents shall also secure the payment of an additional indebtedness in the principal sum of $3,400,000.00, lawful money of the United States of America, to be paid with interest according to a certain contemporaneously executed Promissory Note (Note B) made by NNN Eastern Wisconsin Medical Portfolio, LLC to the order of Lender (said Promissory Note (Note B), together with all extensions, renewals or modifications thereof, is referred to herein and in the Other Security Documents collectively with the Note as the “Note,” and the indebtedness, interest and all other sums due under said Promissory Note (Note B) is included in the “Debt”).
     (v) Accounts. Paragraph (c) of the Recitals is modified by inserting the following between “accounts” and “, deposit”: “(including any escrow account to be established following a Casualty at the Mortgaged Property)”.

     (w) Insurance Requirements. Provided that the following conditions are satisfied at all times during the term of the Loan, the Policies delivered to Lender by Borrower as of the date hereof (“Approved Tenant Policies”) procured by Aurora Medical Group, Inc. (“Tenant”) shall be deemed to satisfy the conditions of this Section 3: (1) Tenant remains in occupancy and doing business at the premises demised under Tenant’s lease with Borrower dated of even date hereof (“Aurora Lease”), (2) Tenant shall not be in default of the Aurora Lease, (3) the Approved Tenant Policies remain in place (and evidence of same is timely delivered to Lender in accordance with Paragraph 55(c) above) and are not modified without Lender’s prior written approval, and (4) Borrower remains listed as an Additional Insured on the Approved Tenant Policies.
     (x) Independent Controlling Person. The text of Paragraph 53(c)(ii)(A) is deleted and the following inserted in substitution therefor: “at least one Independent Controlling Person (hereinafter defined), and”.
     (y) Definitions. The second sentence of Paragraph 47 is replaced with the following:
     “The word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein”; the word “Lender” shall mean “Lender and any subsequent holder of the Note”; the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument”; the word “person” shall include an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, unincorporated association, government, governmental authority and any other entity; and the words “Mortgaged Property” shall include any portion of the Mortgaged Property and any interest therein; and the words “attorney fees and costs,” costs and expenses (including attorney fees),” “legal expenses and attorney fees” and the like shall refer to third-party fees, costs and expenses including, but not limited to, litigation preparation costs and expenses, paraprofessional fees, secretarial overtime, depositions, electronic research, postage, travel, communications and related costs and expenses, and expenses of preparing the Mortgaged Property for sale, including, without limitation, all costs and expenses of environmental testing, investigation, reporting, remediation and clean-up.”
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     IN WITNESS WHEREOF, Borrower has executed this Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing to be effective as of the day and year first above written.

BORROWER:

NNN EASTERN WISCONSIN MEDICAL PORTFOLIO, LLC,
a Delaware limited liability company

By:	Triple Net Properties, LLC,
a Virginia limited liability company, its Manager

	By:	/s/ Jeffrey T. Hanson

	Name:	Jeffrey T. Hanson

	Title:	Chief Investment Officer

Signature Page for Mortgage
Aurora Health Care

ACKNOWLEDGMENTS

STATE OF	)

) ss.
COUNTY OF	)

On                     , 200  , before me,                                         , a Notary Public in and for sai d County and State, personally appeared                                                                                   personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature

(this area for official notarial seal)
Signature Page for Mortgage
Aurora Health Care

EXHIBIT A
Legal Description
Parcel I:
The North 1/2 of the Southwest 1/4 of the Northeast 1/4 and the Northwest 1/4 of the Northeast 1/4 except that part lying North of State Highway 23 and except for those lands conveyed for highway as recorded in Volume 894 of Records, at Pages 135/6, all in Section 23, Township 15 North, Range 21 East, in the City of Plymouth, Sheboygan County, Wisconsin, excepting therefrom the lands described in Corrective Quit Claim Deed dated May 2, 2007 and recorded in the Office of the Register of Deeds for Sheboygan County, Wisconsin, on May 16, 2007, as Document No. 1826754.
AND
That part of Lot 3, CSM in Volume 19, CSMs, at Pages 189/91, Sheboygan County Registry, in the South 1/2 of the Southwest 1/4 of the Northeast 1/4, Section 23, Township 15 North, Range 21 East, in the City of Plymouth, Sheboygan County, Wisconsin, more particularly described as follows: Commencing at the North 1/4 corner of said Section 23; thence South 00°20’18” East along the West line of said Northeast 1/4 of Section 23, 697.06 feet; thence North 63°59’23” East 36.61 feet to the East right of way line of Pleasant View Road; thence South 00°20’18” East along said East right of way line, 1294.82 feet to the North line of said South 1/2 of the Southwest 1/4 of the Northeast 1/4, Section 23; thence North 89°47’39” East along said North line, 17.00 feet to the Northwest corner of said Lot 3, CSM Volume 19, CSMs, at Pages 189/91 and to the point of beginning; thence continuing North 89°47’39” East along the North line of said Lot 3, also being said North line of said South 1/2 of the Southwest 1/4 of the Northeast 1/4, 490.83 feet; thence South 00°12’21” East 10.00 feet to the North right of way line of Kiley Way; thence South 89°47’39’ West along said North right of way line, 490.81 feet to the West line of said Lot 3 also being said East right of way line of Pleasant View Road; thence North 00°20’18” West along said West line of said Lot 3 also being said East right of way line, 10.00 feet to the point of beginning.
Tax Key No.: 59271820846 AND 59271820847
Property Address: 2600 Kiley Way, Plymouth, WI 53073
Parcel II:
Lot 3, Certified Survey Map No. 2169, recorded in the office of the Register of Deeds for Racine County, Wisconsin on August 2, 1999, in Volume 6 of Certified Survey Maps, pages 653-656, as Document No. 1695641, being a part of the Northwest 1/4 of the Northeast 1/4 of Section 36, Township 4 North, Range 19 East. Said land being in the Village of Waterford, County of Racine, State of Wisconsin.
Tax Key No.: 51-191-04-19-36-013-013
Property Address: 818 Forrest Lane, Waterford, WI 53185
Parcel III: Lot 112, in Brook Farms, in the Town of Greenville, Outagamie County, Wisconsin.
Tax Key No.: 110 364200
Property Address: N1750 Lily of the Valley Drive, Greenville, WI 54942
Parcel IV: Lots 3 and 4 of a Certified Survey as recorded in the Office of the Register of Deeds for Manitowoc County, Wisconsin, in Volume 22 of Certified Survey Maps, at Page 53, as Document No. 912715, being part of Outlot 1 of Northeast 1/4 of the Northeast 1/4 of Section 30, Township 17 North, Range 21 East, Assessor’s Plat, in the City of Kiel, Manitowoc County, Wisconsin.
Tax Key No.: 051-500-001-017.00 and 051-500-001-018.00
Property Address: 1001 Service Road, Kiel, WI 53042

Parcel V: Lot 53, according to the recorded Plat of Whisper Ridge, Village of Suamico, Brown County, Wisconsin.
Tax Key No.: SU-1919
Property Address: 2890 Lineville Road, Suamico, WI 54173
Parcel VI: Lot 5 of Certified Survey Map No. 5152 recorded in the office of the Register of Deeds for Waushara County, Wisconsin, on February 4, 2004 in Volume 27 of Certified Survey Maps, at Page 203, as Document No. 414065, being part of the Southeast 1/4 of the Southeast 1/4 of Section 35, Township 19 North, Range 10 East, City of Wautoma, (Formerly Town of Wautoma), Waushara County, Wisconsin.
Tax Key No.: 291-03543-0600 AND 291-03544-0511
Property Address: 900 East Division Street, Wautoma, WI 54982
Signature Page for Mortgage
Aurora Health Care

EXHIBIT B
Co-Tenancy Agreement
Signature Page for Mortgage
Aurora Health Care